Exhibit 10.1

SECOND AMENDMENT TO LOAN AGREEMENT

THIS SECOND AMENDMENT TO LOAN AGREEMENT dated as of January 24, 2012 (the “Agreement”) is entered into among K•Swiss Inc., a Delaware corporation (the “Borrower”), K-Swiss Sales Corp., a Delaware corporation (the “Guarantor”) and Bank of America, N.A. (the “Bank”). All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Loan Agreement (as defined below).

RECITALS

WHEREAS, the Borrower and the Bank entered into that certain Loan Agreement dated as of June 30, 2010 (as amended, amended and restated or modified from time to time, the “Loan Agreement”);

WHEREAS, the Guarantor entered into that certain limited guaranty dated as of June 30, 2010 (as amended, amended and restated or modified from time to time, the “Guaranty”); and

WHEREAS, the Borrower has requested that the Bank amend the Loan Agreement as set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendments. The Loan Agreement is hereby amended to read as follows:

(a) Section 1.1(b) of the Loan Agreement is hereby amended to read as follows:

(b) This is a revolving line of credit. During the availability period, the Borrower may repay principal amounts and reborrow them in U.S. Dollars or in one or more Alternative Currencies up to the Facility No. 1 Borrowing Limit. The “Facility No. 1 Borrowing Limit” means, as of any date of determination, an amount (the “Facility No. 1 Available Amount”) equal to (i) the Facility No. 1 Commitment minus (ii) the sum of (A) the Foreign Credit Exposure plus (B) the Treasury Management Exposure up to $1,500,000.

(b) Section 7.5(i) of the Loan Agreement is hereby amended to read as follows:

(i) Liens securing judgments for the payment of money (or appeal or other surety bonds relating to such judgments) not constituting an Event of Default under Section 9.8.

(c) The following definitions are hereby added to Section 10.16 in appropriate alphabetical order to read as follows:

“Treasury Management Agreement” means any agreement governing the provision of treasury or cash management services, including deposit accounts, overdraft, credit or debit card, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.

“Treasury Management Exposure” means, as of any date of determination, the aggregate amount of debts, liabilities and obligations owing by the Borrower or any Subsidiary to the Bank and/or any branch, subsidiary or affiliate of the Bank, in each case under one or more Treasury Management Agreements, as determined by the Bank in its sole discretion.

2. Conditions Precedent. This Agreement shall be effective upon (a) the receipt by the Bank of counterparts of this Agreement duly executed by the Borrower, the Guarantor and the Bank and (b) payment by the Borrower of all reasonable and documented out-of-pocket fees and expenses of the Bank (including the reasonable fees and expenses of Moore & Van Allen PLLC, as counsel to the Bank) in connection with the preparation, negotiation, execution and delivery of this Agreement.

3. Miscellaneous.

(a) The Loan Agreement, as modified hereby, and the obligations of the Borrower and the Guarantor thereunder and under the other related documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms.

(b) The Guarantor (a) acknowledges and consents to all of the terms and conditions of this Agreement, (b) affirms all of its obligations under the Guaranty and (c) agrees that this Agreement and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Guaranty or any of the related documents.

(c) The Borrower and the Guarantor hereby represent and warrant as follows:

(i) Each of the Borrower and the Guarantor has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

(ii) This Agreement has been duly executed and delivered by each of the Borrower and the Guarantor and constitutes each of the Borrower’s and the Guarantor’s legal, valid and binding obligations, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(iii) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by the Borrower or the Guarantor of this Agreement.

(d) The Borrower and the Guarantor represent and warrant to the Bank that (i) the representations and warranties of the Borrower set forth in Section 6 of the Loan Agreement and in each other related document are true and correct in all material respects as of the date hereof with the same effect as if made on and as of the date hereof, except to the extent such representations and warranties expressly relate solely to an earlier date and (ii) no event has occurred and is continuing which constitutes a Default or an Event of Default.

(e) This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by telecopy shall be effective as an original and shall constitute a representation that an executed original shall be delivered.

(f) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWER:	K•SWISS INC., a Delaware corporation

	By:	/s/ Steven Nichols
	Name:	Steven Nichols
	Title:	Chief Executive Officer

GUARANTOR:	K•SWISS SALES CORP., a Delaware corporation

	By:	/s/ George Powlick
	Name:	George Powlick
	Title:	Vice President

BANK:	BANK OF AMERICA, N.A., as the Bank

	By:	/s/ Julie Yamauchi
	Name:	Julie Yamauchi
	Title:	Senior Vice President